Exhibit 16

STRATECO RESOURCES INC.

Boucherville, May 17", 2004

KPMG, LLP

and

PETRIE RAYMOND, Limited Liability Partnership

2000 McGill College Avenue

Chartered Accountants

Suite 1900

255, East Crémazie blvd., suite 1000

Montreal, Québec H3A 3H8

Montreal, Québec, H2M IM2

NOTICE OF CHANGE OF AUDITORS

Dear Sirs,

Please note that the direction of Strateco Resources Inc. ("Registrant") gives the present notice that it has dismissed on May 12, 2004 the auditors KPMG LLP, for the financial exercise ending on December 31, 2004, and has engaged PETRIE RAYMOND, SENC as new corporate auditors.

PLEASE ALSO NOTE THE FOLLOWING:

a)

The present notice of change of auditors is presented by the Registrant pursuant to Item 304 (a) (1) and (a) (3) of Regulation S-K of the U.S. Securities and Exchange Act of 1934.

b)

After examination and review by the Registrant's audit committee of the present notice and of the related questions for the change of auditors, the decision to mandate on May 12, 2004 PETRIE RAYMOND, SENC as auditors for the preparation of the annual financial reports for the exercise ending on December 31, 2004 was approved by the Board of Directors on February 6, 2004 and has been ratified by the shareholders at the last annual meeting and takes effect as of May 12, 2004;

c)

According to the opinion of the Registrant, the report that accompanied the Registrant's financial reports for the exercises during which, KPMG, LLP were acting as auditors until May 12, 2004, contained no reservation, contained no adverse opinion nor a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles;

d)

Furthermore there is no disagreements or reportable events to declare that would have taken place during the last two most recent fiscal years and any subsequent interim period preceding the dismissal on May 12, 2004. Said Disagreements are referring to those disagreements that could have occur at the decision making level, between personnel of the registrant responsible for presentation of its financial statements and personnel of the accounting firm responsible for rendering its report and include both those resolved to former accountant's satisfaction and those not resolved to former accountant's satisfaction and said "reportable events" are referring to those events that could have led to disagreements or difference of option;

Please confirm to the U.S. Securities and Exchange Commission your agreement or disagreement in to regard, to the content of this notice, all in conformity with Item 304 (a) (3) of Regulation S-K rul

Yours very truly

/s/ Guy Hébert

_____________________________

Guy Hébert President

STRATECO RESOURCES INC.

1225 Gay-Lussac St, Boucherville (Québec) J4B 7K1 CANADA

Tel.: (450) 641-0775  Fax: (450) 641-1601

PETRIE

RAYMOND

CHARTERED ACCOUNTANTS LLP

255 CREMAZIE BLVD. EAST, SUITE 1000

MONTREAL, (QUEBEC) H2M 1M2

TEL: (514) 342-4740

FAX: (514) 737-4049

To:

Securities and Exchange Commission

Washington, D.C. 20549

Mesdames:

Sirs:

We have read the Notice of change of Ressources Strateco Inc. dated May 17, 2004 and are in agreement with the statements contained in such Notice based on our knowledge at this time as it pertains to Petrie Raymond, L.L.P.

“Petrie Raymond”

Limited Liability Partnership

Chartered Accountants

Montreal, (Quebec)

June 2, 2004

KPMG

KPMG LLP

CHARTERED ACCOUNTANTS

2000 McGill College Avenue

Telephone (514) 840-2100

Suite 1900

Telefax: (514) 840-2187

Montreal (Quebec) H3A 3H8

www.kpmg.com

June 2, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Strateco Resources Inc. and, under the date of February 6, 2004, we reported on the financial statements of Strateco Resources, Inc. as of and for the years ended December 31, 2003 and 2002.  On May 12, 2004, our appointment as principal accountants was terminated.  We have read Strateco Resources Inc.’s statements included under Item 4 of its Form 8-K dated May 17, 2004, and we agree with such statements.

Very truly yours,

“KPMG LLP”

Chartered Accountants

Montreal, Canada

June 02, 2004